Exhibit 10.10

Power of Attorney

I, SHEN Peng, a citizen of the People’s Republic of China (“China” or the “PRC”) whose Identification Card No. is [***], and a holder of 100% of the registered capital of Beijing Shuidi Hubao Technology Co., Ltd. (“Shuidi Hubao”) as of the date of this Power of Attorney, hereby irrevocably authorize and entrust Beijing Absolute Health Ltd. (“WFOE”) to exercise the following rights and handle the following matters on my behalf relating to all equity interests held by me now and in the future (“My Shareholding”) in Shuidi Hubao, during the term of this Power of Attorney:

WFOE or any person(s) designated by WFOE (including but not limited to directors of WFOE’s parent company Waterdrop Group HK Limited, successors of such directors and liquidators in replacement of such directors, excluding any non-independent persons or persons who may result in the conflicts of interest) (“Agent”) is hereby authorized to act on my behalf as my sole and exclusive agent to exercise the rights including without limitation to: (1) attending shareholders’ meetings of Shuidi Hubao, (2) exercising all of the shareholder’s rights and shareholder’s voting rights that I am entitled to under the laws of China and the articles of association of Shuidi Hubao, including without limitation to the sale, transfer, pledge or disposition of My Shareholding in part or in whole, and (3) designating and appointing legal representatives, directors, supervisors, general managers and other senior management personnel of Shuidi Hubao as my authorized representative.

Without limiting the generality of the powers granted hereunder, the Agent shall have the power and authority to, on behalf of myself, execute all and any supplementary agreements, ancillary documents, modifications, and/or amended and restated versions in relation to: (1) the Exclusive Option Agreement executed on November 2, 2018 by and among me, WFOE, Shuidi Hubao and other related parties, (2) the Equity Interest Pledge Agreement executed on November 2, 2018 by and among me, WFOE, Shuidi Hubao and other related parties and other related parties (in each case, including any modification, amendment or restatement to the aforementioned documents, collectively referred to as the “Transaction Documents”), and any documents and agreements I shall sign as required in the aforesaid agreements.

All the actions associated with My Shareholding conducted by the Agent shall be deemed as my own actions, and all the documents related to My Shareholding executed by the Agent shall be deemed to be executed by me. I hereby acknowledge and ratify the actions taken by the Agent and the documents executed by the Agent in relation to My Shareholding.

The Agent has the right to re-authorize or assign one or multiple matters and its rights related to such matters under this Power of Attorney to any other person or entity at its own discretion and without obtaining my prior consent. If required by PRC laws, the Agent shall designate a qualified PRC citizen to handle such matters and exercise such rights as set forth in this Power of Attorney.

During the period that I am a shareholder of Shuidi Hubao, This Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the Agent through this Power of Attorney, and shall not exercise such rights by myself.

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Principal:

SHEN Peng

Signed by: /s/ SHEN Peng

Accepted by:

Beijing Absolute Health Ltd. (seal)

[Company seal is affixed]

Signed by: /s/ SHEN Peng

Name: SHEN Peng

Title: Authorized Representative

Signature Page to Power of Attorney